Exhibit 10.1

CLINICAL TRIAL SERVICES AGREEMENT AMENDMENT NO. 2 TO WORK STATEMENT NB-1

RADIUS HEALTH, INC., a Delaware corporation (“Radius”) and NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S, a Danish corporation (“NB”) that is a wholly-owned subsidiary of Nordic Bioscience Clinical Development A/S entered into the certain Clinical Trial Services Agreement (“Agreement”) and that certain Work Statement NB-1 under the Agreement as of March 29, 2011 (“Effective Date”), and entered into an Amendment No. 1 to Work Statement NB-1 as of December 9, 2011 (as amended, “Work Statement NB-1”).

Pursuant to Section 2.3, 2.11 and 11.7 of the Agreement, the parties wish to enter into this Amendment No. 2 to Work Statement NB-1 (“Amendment No. 2”) effective as of June 18, 2012 (“Amendment Date”). Capitalized terms used in this Amendment No. 2 and not defined herein are used with the meanings ascribed to them in the Agreement and Work Statement NB-1.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 2, the parties agree as follows:

1. Addition of Sites and Adjustment to Payment Schedule (a)  At Radius’ request, NB will contract with up to 12 CCBR and non-CCBR A/S Sites in Europe, Brazil and Argentina to be managed by NB (“New Sites”) to enroll patients in the clinical study that is the subject of Work Statement NB-1 in order to facilitate the timely achievement of the enrollment targets for such study.  Radius wishes to provide for payment to NB for Services for the New Sites.  In addition, Radius and NB also wish to provide for additional payments to NB for certain extra site activities as well as provide for adjustments in payments to NB related to subjects to be enrolled in clinical trial sites in India and the United States of America.

(b)  The NB representations and warranties set forth in Sections 8.2, 8.3, 8.5 and 8.6(ii) of the Agreement shall apply to the personnel, including Clinical Investigators, that perform the clinical study at the New Sites.  NB shall be responsible for securing the applicable representations and warranties from these clinical study sites and personnel, including Clinical Investigators.

(c)  The Study Assumptions table on the first page of Attachment A to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to increase the total Number of Sites from 35-37 to 42. As amended, the Study Assumptions table will read in full as follows:

Protocol Number	BA058-05-003
Number of Sites:	42
Denmark	3
Estonia	2
Lithuania	1
Romania	1
Poland	6
Czech Republic	3
Brazil	4
Argentina	2
Hong Kong	1
India	15
USA	4
Number of Patients to be Pre-Screened	[*]
Number of Patients to Enroll:	2,400
Screening Period:	2 months
Treatment Period:	18 months
Safety Follow up Period	1 month
Visits per Completed Subject:	11

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) The paragraph at the bottom Attachment B to Work Statement NB-1 (Budgets, Fees, Pass-through Costs, and Payment Schedule*) is hereby amended to read in full as follows:

“*The pricing specified in this Budget is calculated based upon 2,040 subjects randomized and completed at sites managed by NB, excluding sites in India and the United State of America, and is not subject to any adjustment for the number of patients to be Pre-screened/Advertisement, the screen failure rate after the Patient Informed Consent has been signed, or the drop-out rate. However, this Budget as well as the Bonus Equity Payment Amount under the Amended and Restated Stock Issuance Agreement dated May 16, 2011 shall each be reduced by an amount of €[*] per subject for any subjects enrolled in India or the United States. Such reduction to be applied in pro rata installments at the time of payment of the Second Monthly Amount and the Third Monthly Amount. Otherwise, all pricing will be adjusted on a pro rata fashion to reflect the actual study activities completed by the study subjects.  For bone biopsies, this pro rata adjustment for biopsies less than or greater than 200 shall be €[*] for each bone biopsy at sites managed by NB and €[*] for sites in India and the United State of America. For CT-scans, this pro rata adjustment for CT-scans less than or greater than 300 shall be €[*] for each CT-scan at sites managed by NB.”

(e) The “Payment Schedule” set forth in Attachment B to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to add a new sixth subparagraph to the end of Paragraph (10) of the Payment Schedule, which shall appear immediately following the fifth paragraph and shall read in full as follows:

“The pricing specified for the Services with respect to subjects enrolled at the study sites located in India or the United States of America is based upon 300 subjects randomized at 15 sites in India and 75 subjects randomized at 5 sites in the United States of America and shall be adjusted on a pro rata basis to reflect the actual number of sites initiated and the actual number of subjects enrolled in India and the United States of America. Such adjustment to be applied in pro rata installments at the time of payment of the Second Monthly Amount and the Third Monthly Amount.”

(f) The “Payment Schedule” set forth in Attachment B to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to add a new Paragraph (11) immediately following Paragraph (10) of the Payment Schedule, which shall read in full as follows:

“(11)  The purchase price for the Services with respect to the extra site activities (at currently existing sites) as well as for the addition of the New Sites managed by NB located in Europe, Brazil and Argentina shall be paid solely in cash and shall include payment of a First Monthly Amount detailed under Paragraph (4). The amount of this incremental payment for the Services shall be:

(a)  €811,200 for the extra site activities (at currently existing sites) based upon 2,400 subject randomized at clinical sites managed by NB and shall be reduced on a pro rata basis for any patients enrolled in India or the United States.

(b) €100,000 for the extra site activities associated with obtaining new informed consent from subjects already enrolled in the Phase 3 study due to Protocol amendments.

(c) €2,739,450 for the EURO denominated portion and $205,540 for the U.S. Dollar denominated portion for the 12 New Sites study sites located in Europe, Brazil and Argentina. Radius shall be invoiced and shall pay the EURO denominated portion of any shipmen costs related to Synarc Research Laboratory as pass through costs.

Radius shall pay NB €[*] of the EURO denominated portion and $[*] for the U.S. Dollar denominated portion of these incremental fees for the extra site activities and the New Sites located in Europe, Brazil and Argentina within 15 days of the Effective Date.  Radius shall pay NB the balance of the EURO and U.S. Dollar incremental fees (€[*] and $[*]) in pro rata installments at the time it pays each installment of the Second Monthly Amount and the Third Monthly Amount.”

(g)  The “Trial Activities and Delegation of Responsibilities” table set forth in Attachment C to Work Statement NB-1 (Attachment 2 to the Agreement), as amended, shall apply to New Sites managed by NB.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.  Ratification.  Except to the extent expressly amended by this Amendment No. 2, all of the terms, provisions and conditions of the Agreement and Work Statement NB-1 are hereby ratified and confirmed and shall remain in full force and effect.  The term “Work Statement NB-1”, as used in the Agreement, shall henceforth be deemed to be a reference to Work Statement NB-1 as amended by this Amendment No. 2.

3.  General.  This Amendment No. 2 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument

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[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IN WITNESS WHEREOF the parties have caused this Amendment No.2 to be executed by their respective duly authorized officers, and have duly delivered and executed this Amendment No. 2 under seal as of the Amendment Date.

RADIUS HEALTH, INC.	NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S

/s/ B. Nicholas Harvey	/s/ Bente Juel Riis
By: B. N. Harvey	By: Bente Juel Riis
Title: CFO	Title: Medical Director

Notice Address	Notice Address
Radius Health, Inc.	Nordic Bioscience Clinical Development VII A/S
201 Broadway, 6th Floor	Herlev Hovedgade 207
Cambridge, MA 02139	2730 Herlev
USA	Denmark
Attn: President	Attn: Clinical Trial Leader & Medical Advisor / Clinical Studies
Phone: 01.617.444.1834	Phone: 45.4452.5251
Fax: 01.617.551.4701	Fax: 45.4452.525

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.